UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2010

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities

On December 24, 2010 (the “Amendment Date”), MasTec Inc. (the “Company”) entered into an amendment (the “Amendment”) to an asset purchase agreement (such agreement as amended through the date hereof, the “Agreement”) pursuant to which it had purchased certain assets and liabilities pertaining to its Nsoro wireless network business from NSORO, LLC, a Georgia limited liability company (the “Seller” and such transaction, the “Acquisition”). The Amendment effectively reduces potential future earn-out payments in exchange for upfront consideration.

Pursuant to the terms of the Amendment, the earn-out payments payable by the Company to the Seller in connection with the Acquisition have been amended as follows: (i) Seller shall receive $40 million in cash and 1,875,000 shares of MasTec, Inc. common stock, par value $0.10 per share (the “MasTec Shares”) in settlement of all earn-out amounts due for the 2010 calendar year, on the Amendment Date; and (ii) Seller shall receive reduced future earn-out payments equal to 27.5% of the earnings before taxes of the domestic Nsoro business (“EBT”) in excess of $40 million for each of the five calendar years commencing on January 1, 2011 and ending on December 31, 2015, and 27.5% of the EBT over $23.3 million for the seven-month period commencing on January 1, 2016 and ending on July 31, 2016 (collectively, the earn-out payments for such future periods, the “Future Earn-Out Payments”). Prior to the Amendment, the terms of the remaining earn-out payments due under the Agreement provided that the Seller would be paid earn-out payments for the six calendar years beginning in 2010 equal to the first $1,750,000 of EBT in excess of $1,750,000 of EBT plus 50% of annual EBT in excess of $3,500,000, and earn-out payments for the seven month period ending July 31, 2016 equal to the first $1,020,000 of EBT in excess of $1,020,000 of EBT plus 50% of annual EBT in excess of $2,040,000 of EBT. The Amendment provides that the MasTec Shares shall be subject to transfer restrictions which shall lapse on the first anniversary of the Amendment Date. Future Earn-Out Payments are payable at MasTec’s option in cash, MasTec common stock (the “Future Earn-Out Shares”) or a combination thereof.

MasTec has offered the MasTec Shares and the Future Earn-Out Shares to the Seller in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 7.01	Regulation FD Disclosure.

On December 28, 2010, the Company issued a press release announcing the Amendment. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K. The information contained in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 — Press Release dated December 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: December 28, 2010	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 28, 2010.